BY-LAWS
OF
R. J. REYNOLDS COMPANY
(Incorporated under the Laws of Delaware)
ARTICLE I
Offices
     Section 1. Registered Office in Delaware. The registered office of R. J. Reynolds Company (hereinafter called the “Company”) in the State of Delaware shall be in the City of Dover, County of Kent, and the registered agent in charge thereof shall be The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware.
     Section 2. Other Offices. The Company may have a principal or other office or offices in San Juan, Puerto Rico, or at such place or places, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of business of the Company.

ARTICLE II
Meetings of Stockholders
     Section 1. Place of Meetings. The annual meeting of the stockholders for the election of Directors and other purposes shall be held at the office of the Company in the City of San Juan, Puerto Rico, or at such place or places as the Board of Directors may from time to time determine and other meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as shall be fixed by the Board of Directors and stated in the notice thereof.
     Section 2. Annual Meetings. The annual meeting of stockholders for the election of Directors and the transaction of such other business as may come before the meeting shall be held in 1970 and each year thereafter on the first Tuesday in May at 10:00 A. M. If this date shall fall upon a legal holiday, the meeting shall be held on the next day not a legal holiday.
     Section 3. Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the President or by order of the Board of Directors and shall be called by the President or the Secretary upon the written request of stockholders holding of record at least 25% of the outstanding shares of stock of the Company entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called.
     Section 4. Notice of Meetings. Except as otherwise expressly required by law, notice of each meeting of stockholders, whether annual or special, shall be given at least 10 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to him personally, or by mailing such notice in a postage prepaid envelope directed to him at his address as it appears on the books of the Company, unless he shall have filed with the Secretary a written request that notices intended for him be directed to another address, in which case such notice shall be directed to him at the address designated in such request. Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall in person, or by attorney thereunto authorized, in writing (or by telegraph, cable or wireless and confirmed in writing) waive notice of any meeting of the stockholders, whether prior to or after such meeting, notice thereof need not be given to him. Notice of any adjourned meeting of the stockholders shall not be required to be given except where expressly required by law.

     Section 5. List of Stockholders. It shall be the duty of the Secretary or other officer of the Company who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in his name. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required as aforesaid, or the books of the Company, or to vote in person or by proxy at any meeting of stockholders.
     Section 6. Quorum. At each meeting of the stockholders the holders of record of a majority of the issued and outstanding shares of stock of the Company entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum for the transaction of business except where otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the absence of a quorum, any officer entitled to preside at or act as secretary of such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted. At any such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally called, but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.
     Section 7. Voting. At every meeting of stockholders each holder of record of issued and outstanding stock of the Company entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period, and, except where the transfer books of the Company have been closed or a date has been fixed as the record date for the determination of stockholders entitled to vote, no share of stock shall be voted on at any election of Directors which shall have been transferred on the books of the Company within 20 days next preceding such election of Directors. Shares of its own capital stock belonging to the Company directly or indirectly shall not be voted upon directly or indirectly. At all meetings of the stockholders, a quorum being present, all matters shall be decided by majority vote of the shares of stock entitled to vote held by stockholders present in person or by proxy, except as otherwise required by the Certificate of Incorporation or By-Laws. Unless demanded by a stockholder of the Company present in person or by proxy at any meeting of the stockholders and entitled to vote thereat or so directed by the chairman of the meeting or required by law, the vote thereat on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy if there be such proxy, and shall state the number of shares voted by him.
     Section 8. Action Without Meeting. Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any action, the meeting and vote of the stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon such action if such meeting were held shall consent in writing to such action being taken.
ARTICLE III
Board of Directors
     Section 1. General Powers. The property, business and affairs of the Company shall be managed by the Board of Directors, except as may be otherwise provided by law or the Certificate of Incorporation.

     Section 2. Number and Term of Office. The number of directors shall be at least two but no more than five. Directors need not be stockholders. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal.
     Section 3. Quorum and Manner of Acting. Unless otherwise provided by law the presence of the one-third of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present except as otherwise required by law.
     Section 4. Place of Meetings, etc. The Board of Directors may hold its meetings in San Juan, Puerto Rico, or at such place or places as the Board of Directors may from time to time determine. The Board of Directors may adopt such rules and regulations for the conduct of their meetings and the management of the Company as they may deem proper and which are not inconsistent with law or the Certificate of Incorporation or these By-Laws.

     Section 5. Annual Meeting. Promptly after each annual meeting of stockholders for the election of directors the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business at the place where such annual meeting of stockholders is held. Notice of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all of the Directors.
     Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination and notice thereof has been once given to each member of the Board of Directors regular meetings at such time and place may be held without further notice being given.
     Section 7. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or by a majority of the Directors. Notice of each such meeting shall be mailed to each Director, addressed to him at his residence or usual place of business, at least 2 days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Each such notice shall state the time and place of the meeting and the purpose or purposes thereof. Notice of any meeting of the Board of Directors need not be given to any Director, however, if waived by him in writing (or by telegram, cable, radio or wireless and confirmed in writing) whether before or after such meeting to be held, or if he shall be present at such meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all the Directors then in office shall be present thereat.
     Section 8. Resignation. Any director may resign at any time by giving written notice to the President or the Secretary. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 9. Removal. Any Director may be removed at any time, and his place filled, as provided in the Certificate of Incorporation.
     Section 10. Vacancies. The vacancies (unless the vacancy be caused by the removal of a director) and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

     Section 11. Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid by them on account of attendance at any regular or special meeting of the Board of Directors, and the Board may provide that the Company shall pay each Director such compensation for his services as may be fixed by resolution of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Company or any subsidiary thereof in any other capacity and receiving compensation therefor.
     Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Company, which to the extent provided in the resolution shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have power to change the membership of any such committee at any time, to fill vacancies therein and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he shall attend and, in addition, such transportation and other expenses actually incurred by him in going to the meeting of such committee and returning therefrom as the Board of Directors shall approve.
     Section 13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.
ARTICLE IV
Officers
     Section 1. Number. The principal officers of the Company shall be a President, a Treasurer and a Secretary. The Company may also have, at the discretion of the Board of Directors, a Chairman of the Board and one or more Vice Presidents. None of the officers except the Chairman of the Board and the President need be directors. One person may hold the offices and perform the duties of any two or more of said offices, except the offices and duties of President and Vice President or of President and Secretary.
     Section 2. Election and Term of Office. The principal officers of the Company shall be chosen annually by the Board of Directors at the annual meeting thereof. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation or removal.
     Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 hereof, the Company may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board or the President may from time to time determine. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such agents or employees.
     Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting or at any special meeting of the Board called for the purpose at which a quorum is present.
     Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.
     Section 7. Chairman of the Board. If there shall be a Chairman of the Board, he shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these By-Laws.
     Section 8. President. The President shall be the chief executive officer of the Company and as such shall have general supervision of the affairs of the Company, subject to the control of the Board of Directors. He shall preside at all meetings of stockholders and, if there be no Chairman of the Board, at all meetings of the Board of Directors. He may enter into any contract or execute and deliver any instrument in the name and on behalf of the Company, except in cases in which the authority to enter into such contract or execute and deliver such instrument, as the case may be, shall be otherwise expressly delegated. In general, he shall perform all duties incident to the office of President, as herein defined, and all such other duties as from time to time may be assigned to him by the Board of Directors.
     Section 9. Vice Presidents. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. The Vice Presidents shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.
     Section 10. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Company and shall deposit all such funds in the name of the Company in such banks or other depositaries as shall be selected by the Board of Directors. He shall exhibit at all reasonable times his books of account and records to any of the Directors upon application during business hours at the office of the Company where such books and records shall be kept; when requested by the Board of Directors shall render a statement of the condition of the finances of the Company at any meeting of the Board or at the annual meeting of the stockholders; shall receive, and give receipt for, moneys due and payable to the Company from any source whatsoever; and in general shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or the Board of Directors. The Treasurer shall give such bond for the faithful discharge of his duties as the Board of Directors may require.
     Section 11. Secretary. The Secretary, if present, shall act as Secretary at all meetings of the Board of Directors and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Company are duly given and served; shall have charge of the stock records of the Company; shall see that all reports, statements and other documents required by law are properly kept and filed; and in general shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

          Section 12. Salaries. The salaries of the officers and of the Chairman of the Board, if any, shall be fixed from time to time by the Board of Directors.
ARTICLE V
Shares and Their Transfer
          Section 1. Certificates for Stock. Every stockholder of the Company shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number of shares of the capital stock of the Company owned by him.
          Section 2. Stock Certificate Signature. The certificates for stock shall be numbered in the order in which they are issued and shall be signed by, or in the name of the Company by, the President or any Vice President and the Secretary or the Treasurer.
     If any such certificate is countersigned (1) by a transfer agent other than the Company or its employee, or, (2) by a registrar other than the Company or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Company with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.
     Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm, or corporation holding the stock represented by such certificates, the number of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation the respective dates of cancellation.
     Section 4. Cancellation. Every certificate surrendered to the Company for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate (other than pursuant to Section 6 of this Article) until such existing certificate shall have been so canceled.
     Section 5. Transfers of Stock. Transfers of stock shall be made on the books of the Company only by direction of the person named in the certificate or his attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby, which shall be canceled before the new certificate is issued. The Company shall be entitled to treat the holder of record of any share of stock as the owner thereof, to receive dividends, to vote as such owner, and to be held liable for calls and assessments, and shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
     Section 6. Mutilated, Destroyed, Lost or Stolen Certificate. In case any certificate for shares of the capital stock of the Company shall become mutilated or be destroyed, lost or stolen, the Company, in the case of a mutilated certificate shall, and in the case of a destroyed, lost or stolen certificate in the discretion of the Board of Directors may, issue a new certificate or certificates in substitution for the certificate so mutilated, destroyed, lost or stolen. The applicant for a substituted certificate or certificates shall, if required by the Board of Directors, furnish to the Company a bond sufficient to indemnify the Company against any claim or claims that may be made against it on account of the mutilated, destroyed, lost or stolen certificate or the issuance of such new certificate or certificates and in case of destruction, loss or theft the applicant shall also, if required by the Board of Directors, furnish to the Company evidence satisfactory to the Board of Directors of the destruction, loss or theft of such certificate and of the ownership thereof.

     Section 7. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these By-Laws, concerning the issue, transfer and registration of certificates for shares of the stock of the Company. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
     Section 8. Fixing Date for Determination of Stockholders of Record. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

ARTICLE VI
Miscellaneous Provisions
     Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal which shall be in the form of a circle and shall bear the name of the Company and the words and figures showing that it was incorporated in the State of Delaware in the year 1969. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal or seals to be kept and used by any other officer or officers.
     Section 2. Fiscal Year. The fiscal year of the Company shall end at the close of business on the 31st day of December in each year.
     Section 3. Voting of Stocks Owned by the Company. The Chairman of the Board, if any, the President, any Vice President, the Secretary or the Treasurer are authorized in behalf of the Company to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation 6 in which the Company may hold stock. The Board of Directors may confer like authority upon any other person or persons.
     Section 4. Dividends. The Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Company as and when they deem expedient. Before declaring any dividend there may be set apart out of funds of the Company available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Directors shall deem conducive to the interests of the Company.
     Section 5. Checks, Drafts and Other Instruments. All notes, drafts, checks, acceptances, orders for the payment of money and all other negotiable instruments obligating the Company for the payment of money shall, unless otherwise .provided by the Board of Directors, be signed by the President, any Vice President, the Secretary, the Treasurer or any Assistant Treasurer.
ARTICLE VII
Amendments
     The By-Laws of the Company may be altered or repealed either by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote in respect thereof and represented in person or by proxy at any annual or special meeting of the stockholders, provided that notice of the proposal so to alter or repeal or to make such By-Laws be included in the notice of such meeting, or by the affirmative vote of a majority of the Directors then in office given at any regular or special meeting of the Board of Directors, provided that notice of the proposal so to alter or repeal or make such By-Laws be included in the notice of any special meeting of the Board of Directors. No change of the time or place of the meeting for the election of Directors shall be made within sixty days next before the day on which such meeting is to be held, and, in case of any change of such time or place, notice thereof shall be given to each stockholder in person or by letter mailed to his last known post office address at least twenty days before the meeting is held. By-Laws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VII above provided.